Exhibit 99.4

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Mark F. McGettrick, President and Chief Executive Officer—Generation of Virginia Electric and Power Company (the Company), certify that:

1.	the Annual Report on Form 10-K of the Company to which this certification is an exhibit for the year ended December 31, 2002 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)).

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of December 31, 2002 and for the period then ended.

/s/ Mark F. McGettrick
Mark F. McGettrick President and Chief Executive Officer—Generation March 20, 2003